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                                                                EXHIBIT 10.24.3


                   THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT


          This Third Amendment to Note Purchase Agreement (this "Third Amendment") dated as of August 6, 1997 is between Universal Seismic Associates, Inc., a Delaware corporation (the "Company"), and RIMCO Partners, L.P., a Delaware limited partnership, RIMCO Partners, L.P. II, a Delaware limited partnership, and RIMCO Partners, L.P. IV, a Delaware limited partnership (collectively, the "Noteholders").

                             Preliminary Statements

          A. The Company and the Noteholders have heretofore entered into that certain Note Purchase Agreement, dated May 28, 1996 as amended by that certain First Amendment dated December 20, 1996 and that certain Second Amendment dated March 27, 1997 (as so amended the "Note Agreement").

          B. The Company and the Noteholders now desire to further amend the Note Agreement with respect to the matters set forth herein and to amend the Notes issued pursuant to the terms thereof.

          C. Capitalized terms used herein shall have the respective meanings described thereto in the Note Agreement unless herein defined or the context shall otherwise require.

                                   Agreements

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders agree as follows:

Section   1.   Amendments.

          1.1 Section 10.01 of the Note Agreement is amended in its entirety to read as follows:

               "Section 10.01. Restrictions on Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume,
Guaranty or permit to exist an Indebtedness except:

               (a)  the Notes;

               (b)  the Existing Senior Notes;

               (c)  the Subsidiary Notes;

               (d)  the New Senior Notes; and

               (e)  Indebtedness outstanding under the Fidelity Funding
                    Agreement."

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          1.2  The following defined terms shall be added in alphabetical order to Annex A of the Note Agreement:

               "New Company Note Agreement" means that certain Note Purchase Agreement dated March 27, 1997 among the Company and the Noteholders, as amended or modified from time to time, that certain Note Purchase Agreement dated August 6,1997, among the Company and the Noteholders, as amended or modified from time to time and any other note purchase agreement among the Company and any of the Noteholders entered into from time to time in the future.

               "New Senior Notes" means the 12% Senior Secured General Obligation Notes, in the maximum aggregate principal amount of $2,000,000 issued by the Company under the New Company Note Agreement dated March 27, 1997, the 12% Senior Secured General Obligation Notes, in the maximum aggregate principal amount of $2,000,000 issued by the Company under the New Company Note Agreement dated August 6, 1997 and any other notes issued by the Company to any of the Noteholders under any New Company Note Agreement.

Section 2.     Representations and Warranties of the Company.

       2.1     The Company represents and warrants to the Noteholders that:

               (a) this Third Amendment has been duly authorized, executed and delivered by it and this Third Amendment constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

               (b) The Note Agreement and the Notes, as amended by this Third Amendment, constitute the legal, valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

               (c) the execution, delivery and performance by the Company of this Third Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any




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          rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument;

               (d) as of the date hereof and after giving effect to this Third Amendment, no Default or Event of Default has occurred which is continuing; and

               (e) all representations and warranties contained in Article
          V of the Note Agreement and in the other Transaction Documents are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof.

Section   3.   Conditions to Effectiveness of This Third Amendment.

         3.1 This Third Amendment shall not become effective until, and shall become effective when, each of the following conditions shall have been satisfied:

               (a) executed counterparts of this Third Amendment, duly executed by the Company and the Noteholders, shall have been delivered to the Noteholders;

               (b) the Noteholders shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Third Amendment, certified by its Secretary or an Assistant Secretary;

               (c) the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and as of the date hereof; and

               (d) the Noteholders shall have received the favorable opinion of counsel to the Company as to the matters set forth in Sections 2.1(a), 2.1(b) and 2.1(c) hereof, which opinion shall be in form and substance satisfactory to the Noteholders.

Section   4.   Payment of Noteholders' Counsel Fees and Expenses.

         4.1 The Company agrees to pay upon demand, the reasonable fees and expenses of Andrews & Kurth L.L.P., counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of the Third Amendment.

Section   5.   Miscellaneous

         5.1 This Third Amendment shall be construed in connection with and as part of the Note Agreement, and except as expressly amended by this Third Amendment, all terms, conditions and



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covenants contained in the Note Agreement, the Notes and the other Transaction
Documents are hereby ratified and shall be and remain in full force and effect.

         5.2 Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Third Amendment may refer to the Note Agreement and the Notes without making specific reference to this Third Amendment but nevertheless all such references shall include this Third Amendment unless the context otherwise requires.

         5.3 The descriptive headings of the various Sections or parts of this Third Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         5.4 This Third Amendment shall be governed by and construed in accordance with New York law.

                         UNIVERSAL SEISMIC ASSOCIATES, INC.


                         By: /s/ RONALD L. ENGLAND
                             --------------------------
                         Name:   Ronald L. England
                         Title:  Chief Financial 0fficer


                         RIMCO PARTNERS, L.P.,
                         RIMCO PARTNERS, L.P. 11, and
                         RIMCO PARTNERS, L.P. IV

                         By: Resource Investors Management Company Limited Partnership, their general partner

                         By:     RIMCO Associates, Inc.,
                                 its general partner

                         By: /s/ A. L. JORDEN
                             --------------------------
                         Name:   A. L. Jorden
                         Title:  Vice President



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